UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 4, 2012

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2012, EnteroMedics Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Terrapin Opportunity, L.P. (“Terrapin”). A copy of the press release issued by the Company on October 4, 2012 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Terrapin is committed to purchase up to $45,000,000 of the Company’s common stock over the 24-month term of the Purchase Agreement, provided that, except as otherwise provided in the Purchase Agreement, in no event may the Company sell under the Purchase Agreement more than 8,312,122 shares of our common stock (the “Exchange Cap”), which is equal to one share less than 20% of the Company’s outstanding shares of common stock on the effective date of the Purchase Agreement. The Exchange Cap will not be applicable to the extent (and only for so long as) the average purchase price of all common stock issued by the Company to Terrapin equals or exceeds $3.89 per share (subject to adjustment), which represents the consolidated closing bid price per share of the Company’s common stock as reported on the NASDAQ Capital Market on the effective date of the Purchase Agreement. From time to time over the term of the Purchase Agreement, and at the Company’s sole discretion, it may present Terrapin with draw down notices (each a “Draw Down Notice”) to purchase an aggregate dollar amount of the Company’s common stock (a “Draw Down Amount”) over ten consecutive trading days or such other period mutually agreed upon by the Company and Terrapin (the “Draw Down Period”), with each draw down subject to limitations based on the price of the Company’s common stock and a limit of 2.5% of the Company’s market capitalization at the time of such draw down. The Company is able to present Terrapin with up to 24 Draw Down Notices during the term of the Purchase Agreement, with only one such Draw Down Notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a Draw Down Notice, Terrapin is required to purchase a pro rata portion of the Draw Down Amount on each trading day during the Draw Down Period on which the daily volume weighted average price for the Company’s common stock equals or exceeds a threshold price determined by the Company for such draw down. The per share purchase price for these shares will equal the daily volume weighted average price of the Company’s common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 4.00% to 6.80%, based on the trading price of the Company’s common stock. If the daily volume weighted average price of the Company’s common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Terrapin will not be required to purchase the pro rata portion of the Draw Down Amount allocated to that day. However, at its election, Terrapin may buy the pro rata portion of the Draw Down Amount allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at the Company’s sole discretion, it may grant Terrapin the right to exercise one or more options to purchase additional shares of the Company’s common stock during each Draw Down Period for an amount of shares specified by the Company based on the trading price of the Company’s common stock. Upon Terrapin’s exercise of such an option, the Company would sell to Terrapin the shares of the Company’s common stock subject to the option at a price per share equal to the greater of the daily volume weighted average price of the Company’s common stock on the day Terrapin notifies the Company of its election to exercise its option or the threshold price for the option determined by the Company, less a discount ranging from 4.00% to 6.80%, based on the trading price of the Company’s common stock.

The Company has agreed to indemnify and hold harmless Terrapin, its directors, officers, employees, partners and affiliates, and each person who controls Terrapin, against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to pay up to $35,000 of Terrapin’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Terrapin in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, the Company has agreed that if it issues a Draw Down Notice and fails to deliver the shares to Terrapin on the applicable settlement date, and such failure continues for ten trading days, it will pay Terrapin as partial damages, cash or restricted shares of the Company’s common stock, at the option of Terrapin.

Terrapin has agreed to indemnify and hold harmless us and each of the Company’s directors, officers, employees, affiliates and persons who control the Company against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Terrapin to the Company for inclusion in a prospectus or prospectus supplement related to this transaction.

The Company and Terrapin have agreed that no shares of common stock may be issued to Terrapin pursuant to the Purchase Agreement to the extent that the issuance of such shares of common stock would result in the beneficial ownership by Terrapin of more than 9.9% of the Company’s then issued and outstanding shares of common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended and Rule 13d-3 promulgated thereunder).

The foregoing descriptions of the Purchase Agreement are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company also has entered into an engagement letter with Financial West Group, member FINRA/SIPC (“FWG”), pursuant to which FWG agreed to act as the placement agent in connection with the sale of shares of the Company’s common stock to Terrapin. Subject to the Company’s and FWG’s receipt of written confirmation from the Financial Industry Regulatory Authority, Inc. (“FINRA”), to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby, the Company will pay FWG a placement fee of $2,000 upon each completed sale of the Company’s common stock to Terrapin under the Purchase Agreement, as compensation for its services in acting as placement agent in the sale of the Company’s common stock to Terrapin. The Company also has agreed to indemnify and hold harmless FWG against certain liabilities, including liabilities under the Securities Act, and to pay up to $15,000 in the aggregate for FWG’s reasonable attorneys’ fees and expenses incurred in connection with the preparation of certain FINRA filings required to be made by FWG in connection with the transaction.

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Actual results may differ materially from those contained in the forward-looking statements in this report. Additional information concerning these and other risk factors is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Common Stock Purchase Agreement by and between EnteroMedics Inc. and Terrapin Opportunity, L.P. dated as of October 4, 2012

99.1	Press Release dated October 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: October 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock Purchase Agreement by and between EnteroMedics Inc. and Terrapin Opportunity, L.P. dated as of October 4, 2012

99.1	Press Release dated October 4, 2012